Exhibit 99.1

Schaumburg, Illinois, May 6, 2026 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), a specialty chemicals platform delivering differentiated, performance-driven chemical solutions, is reporting its results for the first quarter ended March 31, 2026.

First Quarter 2026 Summary1

(in millions, except per share and margin)	Q1 2026	Q1 2025	Change
Net Sales	$19.4	$17.8	9.0%
Gross Profit	$2.8	$3.1	(8.3)%
Gross Profit Margin	14.5%	17.2%	-272bps
Net Loss	$(2.0)	$(2.2)	(9.0)%
Diluted Loss per Share	$(0.21)	$(0.22)	(4.5)%
Adjusted EBITDA	$(1.0)	$(0.5)	-$0.5M
Adjusted EBITDA Margin	(5.0)%	(2.6)%	-235bps
______________
1On June 30, 2025, the Company closed on a transaction to sell substantially all of the assets of American Stainless Tubing, Inc ("ASTI"). As a result, financial results from ASTI for the first quarter of 2025 have been categorized into discontinued operations.

Management Commentary
“Despite ongoing market headwinds, we delivered nearly double-digit growth versus the prior year and sequential improvement quarter over quarter, reflecting strong execution and continued momentum across the business,” said J. Bryan Kitchen, President and Chief Executive Officer of Ascent Industries Co. “During the quarter, we moved with speed to win and onboard a range of high-quality, long-term customer programs. This reflects the flexibility of our platform, allowing us to secure the right work quickly and then optimize how it is sourced, routed, and produced."

“As expected, onboarding these programs created near-term inefficiencies; however, these impacts are temporary and reflect sequencing, not structure,” Kitchen continued. “This same sequencing is reflected in our gross margin performance for the quarter, where timing and cost absorption related to onboarding and scaling new programs pressured reported results. Importantly, the underlying indicators remain constructive: material margins are improving, we have not seen a structural change in our labor or overhead cost base, and as we optimize sourcing, align production across our asset base, and scale volumes, we expect these programs to meet our long-term margin thresholds. Based on actions already underway, we see a clear path to more than $3 to $5 million of incremental run-rate gross profit improvement, with the majority expected to be realized by the fourth quarter of 2026.”

“We were also active in deploying capital during the quarter, repurchasing approximately 3.2% of our outstanding shares,” Kitchen added. “We remain disciplined in how we allocate capital, investing in the platform, executing on targeted acquisitions, and returning capital to shareholders where we see compelling value.”

First Quarter 2026 Financial Results
Net sales from continuing operations were $19.4 million compared to $17.8 million in the first quarter of 2025. The increase was a result of increases in volume and average selling prices.

Gross profit from continuing operations decreased 8.3% to $2.8 million, or 14.5% of net sales, compared to $3.1 million, or 17.2% of net sales, in the first quarter of 2025. The decrease was primarily driven by the timing of manufacturing variances and cost recovery in relation to sales.

Net loss from continuing operations decreased to ($2.0) million compared to ($2.2) million in the first quarter of 2025. Diluted loss per share decreased to ($0.21) in the first quarter of 2026 compared to a diluted loss per share of ($0.22) in the first quarter of 2025.

Adjusted EBITDA from continuing operations decreased to a loss of ($1.0) million in the first quarter of 2026, with adjusted EBITDA margin decreasing to (5.0)% compared to (2.6)% in the prior year period. The decrease was primarily driven by the aforementioned decrease in gross profit.

Liquidity
As of March 31, 2026, the Company had $47.8 million in cash and cash equivalents, no debt outstanding under its revolving credit facilities and had $14.2 million in availability under its revolving credit facility.

For the quarter ended March 31, 2026, the Company repurchased 295,695 shares at an average cost of $12.92 per share for approximately $3.9 million.

Conference Call
Ascent will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the first quarter ended March 31, 2026.

Ascent management will host the conference call, followed by a question-and-answer period.

Date: Wednesday, May 6, 2026
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Investor Relations at 1-630-884-9181.

The conference call will also be broadcast live and available for replay via the webcast registration link above. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a specialty chemicals platform delivering differentiated, performance-driven chemical solutions. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
We define "EBITDA" as earnings before interest, income taxes, depreciation and amortization. We define "Adjusted EBITDA" as EBITDA further adjusted for the impact of non-cash and other items we do not consider in our evaluation of ongoing performance. These items include: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring and severance costs from net income. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Investor Relations
1-630-884-9181
investorrelations@ascentco.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	(Unaudited)
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$47,821	$57,606
Accounts receivable, net of allowance for credit losses of $1,018 and $1,004, respectively	12,541	10,040
Advances and other receivables	5,397	5,389
Inventories	7,429	8,742
Prepaid expenses and other current assets	1,125	1,243
Total current assets	74,313	83,020
Property, plant and equipment, net	15,466	15,762
Right-of-use assets, operating leases, net	9,221	9,368
Intangible assets, net	2,716	2,833
Deferred charges, net	351	401
Other non-current assets, net	547	553
Total assets	$102,614	$111,937

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$4,447	$5,490
Accrued expenses and other current liabilities	2,929	5,389
Current portion of note payable	107	433
Current portion of operating lease liabilities	733	712
Current portion of finance lease liabilities	335	331
Total current liabilities	8,551	12,355
Long-term portion of operating lease liabilities	11,301	11,496
Long-term portion of finance lease liabilities	722	808
Deferred income taxes	356	241
Other long-term liabilities	43	45
Total non-current liabilities	12,422	12,590
Total liabilities	$20,973	$24,945

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 9,212,814 and 9,400,898 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	$11,085	$11,085
Capital in excess of par value	47,656	48,276
Retained earnings	43,806	45,786
	102,547	105,147
Less: cost of common stock in treasury - 1,872,289 and 1,684,205 shares, respectively	(20,906)	(18,155)
Total shareholders' equity	81,641	86,992
Total liabilities and shareholders' equity	$102,614	$111,937
Note: The condensed consolidated balance sheets at December 31, 2025 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss)
($ in thousands, except per share data)

	(Unaudited)
	Three Months Ended March 31,
	2026	2025
Net sales	$19,415	$17,835
Cost of sales	16,604	14,767
Gross profit	2,811	3,068
Selling, general and administrative	5,124	4,871
Research and development	63	—
Acquisition costs and other	—	237
Operating loss from continuing operations	(2,376)	(2,040)
Other expense (income)
Interest (income) expense, net	(294)	114
Other, net	(216)	(148)
Loss from continuing operations before income taxes	(1,866)	(2,006)
Income tax expense	114	169
Loss from continuing operations	(1,980)	(2,175)
Loss from discontinued operations, net of tax	—	(118)
Net loss	$(1,980)	$(2,293)

Net loss per common share from continuing operations:
Basic	$(0.21)	$(0.22)
Diluted	$(0.21)	$(0.22)

Net loss per common share from discontinued operations:
Basic	$—	$(0.01)
Diluted	$—	$(0.01)

Net loss per common share:
Basic	$(0.21)	$(0.23)
Diluted	$(0.21)	$(0.23)

Weighted average shares outstanding:
Basic	9,418	10,076
Diluted	9,418	10,076

Adjusted EBITDA[1]	$(963)	$(465)
1We define "EBITDA" as earnings before interest, income taxes, depreciation and amortization. We define "Adjusted EBITDA" as EBITDA further adjusted for the impact of non-cash and other items we do not consider in our evaluation of ongoing performance. These items include: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring and severance costs from net income. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Ascent Industries Co.
Consolidated Statements of Cash Flows
($ in thousands)

	(Unaudited)
	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(1,980)	$(2,293)
Loss from discontinued operations, net of tax	—	(118)
Net loss from continuing operations	(1,980)	(2,175)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	861	977
Amortization expense	117	153
Amortization of debt issuance costs	50	28
Deferred income taxes	114	—
Provision for (reduction of) losses on accounts receivable	15	(384)
Non-cash lease expense	(26)	24
Stock-based compensation expense	157	118
Changes in operating assets and liabilities:
Accounts receivable and advances	(2,524)	(1,070)
Inventories	1,312	(1,086)
Other assets and liabilities	121	(336)
Accounts payable	(1,185)	156
Accrued expenses	(2,599)	1,949
Accrued income taxes	139	(52)
Net cash used in operating activities - continuing operations	(5,428)	(1,698)
Net cash provided by operating activities - discontinued operations	—	998
Net cash used in operating activities	(5,428)	(700)
Cash flows from investing activities:
Purchases of property, plant and equipment	(422)	(318)
Net cash used in investing activities - continuing operations	(422)	(318)
Net cash used in investing activities - discontinued operations	—	(252)
Net cash used in investing activities	(422)	(570)
Cash flows from financing activities:
Borrowings from credit facilities	27,150	44,571
Proceeds from exercise of stock options	398	—
Payments on credit facilities	(27,150)	(44,571)
Payments on note payable	(326)	(271)
Principal payments on finance lease obligations	(81)	(72)
Repurchase of common stock	(3,926)	(215)
Net cash used in financing activities - continuing operations	(3,935)	(558)
Net cash used in financing activities - discontinued operations	—	(8)
Net cash used in financing activities	(3,935)	(566)
Decrease in cash and cash equivalents	(9,785)	(1,836)
Cash and cash equivalents, beginning of period	57,606	16,108
Cash and cash equivalents, end of period	$47,821	$14,272

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA
($ in thousands)

	(Unaudited)
	Three Months Ended March 31,
($ in thousands)	2026	2025
Consolidated
Net loss from continuing operations	$(1,980)	$(2,175)
Adjustments:
Interest (income) expense, net	(294)	114
Income taxes	114	169
Depreciation	861	978
Amortization	117	153
EBITDA	(1,182)	(761)
Acquisition costs and other	—	237
Shelf registration costs	14	—
Stock-based compensation	134	35
Non-cash lease expense	(26)	24
Restructuring and severance costs	97	—
Adjusted EBITDA	$(963)	$(465)
% sales	(5.0)%	(2.6)%

Specialty Chemicals
Net income (loss)	$(2,142)	$738
Adjustments:
Interest expense, net	12	16
Depreciation	817	962
Amortization	117	153
EBITDA	(1,196)	1,869
Acquisition costs and other	—	92
Stock-based compensation	30	—
Non-cash lease expense	(15)	9
Restructuring and severance costs	38	—
Specialty Chemicals Adjusted EBITDA	$(1,143)	$1,970
% segment sales	(5.9)%	11.0%